Exhibit 10.193
SECURITY AGREEMENT
     AGREEMENT, dated as of February 9, 2006, by THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the “Company”) in favor of Hudson Asset Partners, LLC, a Delaware limited liability company (the “Agent”), acting in its capacity as agent for holders from time to time (the “Purchasers”) of the 8% Senior Secured Convertible Promissory Notes in the aggregate principal amount of up to $5,000,000 (the “Purchaser Notes”), to be issued by the Company to the Holders and for Qubit Holdings, LLC (“Qubit”, and collectively with the Purchasers, the “Holders”) in respect of the 8% senior secured convertible promissory note in the principal amount of $250,000 (the “Qubit Note”, and collectively with the Purchaser Notes, the “Notes”) issued by the Company to Qubit.
W I T N E S S E T H
     WHEREAS, Qubit has agreed to purchase the Qubit Note from the Company;
     WHEREAS, the Purchasers will agree to purchase the Purchaser Notes from the Company pursuant to subscription agreements to be executed by each Purchaser and the Company for the Notes (the “Subscription Agreements”);
     WHEREAS, to induce the Holders to purchase the Notes, the Company has agreed to secure its Obligations by granting to the Holders a security interest in the Company’s assets described in Section 2 below; and
     WHEREAS, the Company and the Holders desire to have the Agent hold the secured assets, and the Company, the Holders and the Agent desire to enter into an agreement setting forth the terms and conditions for the holding of such assets and the duties of the Agent, as set forth below:
     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS
     1.1 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms are used they shall be defined as follows:
     “Collateral” shall have the meaning ascribed to such term in Section 2.1 and described in Section 2.2.
     “DEUCC” shall mean the Uniform Commercial Code as in effect in the State of Delaware from time to time.
     “Event of Default” shall have the meaning ascribed to such term under the Notes.

     “Existing Senior Debt” shall mean the indebtedness owed by the Company to Cheshire Associates, LLC and Cornell Capital Partners, L.P.
     “Financing Agreements” shall mean, collectively, this Agreement, the Notes and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company, the Holders or the Agent in connection with the grant of the security interest herein, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, however, that Financing Agreements shall not mean nor include the certain Limited Recourse Interest Agreement, dated as of the date hereof, among Spencer Trask Intellectual Capital Company, LLC and the Company in favor of the Agent.
     “Liens” shall mean mortgages, liens, pledges, charges, security interest, encumbrances or other third party interests of any nature whatsoever.
     “Obligations” shall mean any and all obligations of every kind, nature and description arising under the Notes or this Agreement owing by the Company to the Holders, including principal, interest, costs and expenses, however evidenced. For avoidance of doubt, the Obligations shall include the obligations of the Company to pay the fees and expenses of the Agent and to provide indemnity to the Agent pursuant to Section 8.4 hereof.
     “Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).
     “Requisite Holders” shall mean the Holders holding a majority of the aggregate principal amount then outstanding under the Notes.
     “Successor Agent” shall have the meaning ascribed to such term in Section 8.4.
     1.2 Other Definitional Provisions, Construction. All terms used herein and defined in the DEUCC shall have the same definitions as specified therein. Unless otherwise specified, “hereunder,” “herein,” hereto,” “this Agreement” words of similar import refer to this entire document; “including” is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural, and conversely.
     2. GRANT OF SECURITY INTEREST
     2.1 Grant. Subject to the terms and conditions of this Agreement, as collateral security for the punctual payment and performance of the Obligations by the Company, the Company hereby grants to the Holders a continuing security interest in, and shall assign to the Holders as security, the following property and interests in property, whether presently owned or hereafter acquired or existing, and wherever located described in Section 2.2 (collectively the “Collateral”).
     2.2 Collateral. For purposes of this Agreement, the Collateral shall consist of:
          (a) Accounts. All rights outstanding as of the date hereof and future rights to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

          (b) Contract Rights. All contract rights, general intangibles (including, but not limited to, tax and duty refunds), and, chattel paper, documents, instruments, letters of credit, bankers’ acceptances and guaranties outstanding as of the date hereof and thereafter obtained.
          (c) Inventory. All of the Company’s owned, as of the date hereof and thereafter existing or acquired, raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.
          (d) Equipment. All of the Company’s owned, as of the date hereof and thereafter acquired, equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located, except any leased property.
          (e) Intellectual Property. All patents, trademarks, and copyrights owned by the Company, including all goodwill associated therewith, all license and other rights in any third party product, and all other tangible or intangible proprietary information and materials owned by the Company that are currently used or being developed for use in the business of the Company.
          (f) Records. All of the Company’s books as of the date hereof and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored.
          (g) Cash. All of the Company’s cash, including drafts, acceptances, bank deposits, deposit accounts, checking accounts, and cash now or hereafter owned by the Company, or in which the Company may now have or may hereafter acquire any interest
          (h) All Other Assets. All products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.
     3. PERFECTION
     3.1 Financing Statements. The Company shall execute and file all financing or continuation statements or amendments thereto, in form and substance reasonably satisfactory to the Agent, in order to perfect and preserve the security interests granted herein in the Collateral. Upon the execution of this Agreement, the Company shall deliver to the Agent Forms UCC-1, in form and substance reasonably satisfactory to the Agent, for filing in the State of Delaware.
     4. USE OF COLLATERAL. Prior to the occurrence of an Event of Default which has not otherwise been waived, the Company shall have the right to receive and retain any cash distributions declared and paid with respect to the Collateral, the right to use, sell, lease or replace the Collateral. After the occurrence and during the continuation of an Event of Default, the Company shall not be entitled to exercise any rights with respect to the Collateral, and the Agent shall be entitled to exercise any such rights for the benefit of the Holders. If any distributions, payments or proceeds shall be received by the Company after the occurrence of an

Event of Default which has not been otherwise waived in writing, the Company shall immediately deliver the same to the Agent, accompanied, if appropriate, by proper instruments of assignment and/or powers executed by the Company in accordance with the Agent’s instructions, to be held subject to the terms of this Agreement.
     5. REPRESENTATIONS AND WARRANTIES. To induce the Holders to enter into this Agreement and the Notes, the Company makes the following representations and warranties to the Holders:
     5.1 Authority. The Company has the authority to enter into this Agreement and to grant the security interests provided herein, and has obtained all necessary corporate approvals to execute, deliver and perform its obligations under this Agreement.
     5.2 Ownership. Except for the security interests of Existing Senior Debt and the security interest granted to the Holders pursuant to this Agreement, the Company owns the Collateral free and clear of any Lien, and no adverse claims have been filed with respect to any of the Collateral. Subject at all times to the Intercreditor Agreement, the Company shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Holders.
     5.3 Priority. To the extent a security interest in the Collateral can be perfected by the filing of a financing statement, the filing of financing statements with respect to the Collateral shall create a valid and perfected security interest in the Collateral securing the payment of the Obligations, which, pursuant to an intercreditor agreement of even date herewith, by and among the Company, the Agent and the holders of the Existing Senior Debt (the “Intercreditor Agreement”), shall be pari passu with the security interests held by the holders of the Existing Senior Debt and which shall be a first priority security interest as to all other indebtedness of the Company, subject to any limitations set forth in the Notes.
     5.4 Maintenance of Collateral. At the Company’s own expense, the Company will keep the Collateral in good condition at all times (normal wear and tear excepted) and maintain the same in accordance with all manufacturer’s specifications and requirements.
     5.5 Third Party. No authorization, approval or other action by, and no notice to or filing with any governmental authority is required either for the delivery by the Company of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Company except for (i) filings of Forms UCC with the State of Delaware, or (ii) the remedies in respect of the Collateral pursuant to this Agreement.
     5.6 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality or of any indenture, contract, agreement or other undertaking to which the Company is a party or which purports to be binding upon the Company or upon any of its assets and will not result in the creation or imposition of any Lien in any of the assets of the Company except as contemplated by this Agreement.
     5.7 Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject, however, to bankruptcy, and other law, decisional or statutory, of general application affecting the enforcement of creditors’ rights and to the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     6. AFFIRMATIVE AND NEGATIVE COVENANTS
     6.1 Verification. The Agent, upon reasonable prior notice to the Company, shall have the right at any time or times to verify the validity, amount or any other matter relating to any of the Collateral.
     6.2 Power of Attorney. If at any time an Event of Default exists or has occurred and is then continuing, at the request of the Agent, the Company hereby irrevocably designates and appoints the Agent as the Company’s true and lawful attorney-in-fact, and authorizes the Agent, in the Company’s or the Agent’s name, to do all acts and things which are necessary, in the Agent’s determination, to fulfill the Company’s Obligations under this Agreement and the Notes. The Company hereby releases the Agent from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Agent’s own gross negligence or misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
     6.3 Further Assurances. The Company shall, at its expense and from time to time, promptly execute and deliver all further instruments, documents and agreements, and take all further action that may be necessary or desirable, or that the Holders or the Agent may request, in order to (i) continue, perfect and protect the security interest, pledge and Lien granted or purported to be granted hereby or (ii) enable the Agent or the Holders to exercise and enforce their respective rights and remedies hereunder with respect to the Collateral. Without prejudice to the generality of the foregoing, each such instrument or document shall be in such form as the Agent shall stipulate and may contain provisions such as are herein contained or provisions to the like effect or such other provisions of whatsoever kind as the Agent shall reasonably consider requisite for the improvement (on and subject to the terms herein), perfection or enforcement of the security constituted by, or pursuant to, this Agreement.
     6.4 No Other Liens. The Company covenants and agrees that it will not create, incur or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or any proceeds thereof, that is senior to the Lien and security interest provided for or referred to in this Agreement, those under the Existing Senior Debt or as may be permitted in the Notes.
     7. REMEDIES UPON AN EVENT OF DEFAULT
     7.1 Process following Event of Default. At any time an Event of Default exists or has occurred and is continuing, the Agent, on behalf of the Holders, shall have all rights and remedies provided in this Agreement and the Notes, the DEUCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Company, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to the Agent hereunder, under any of the other Financing Agreements, the DEUCC or other applicable law (except as explicitly provided in Section 7.4 hereof), are cumulative, not exclusive and enforceable, in the Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by the Company of this Agreement or any of the other Financing Agreements to which it is a party.

     7.2 Actions. Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, subject to the provisions of the Intercreditor Agreement, the Agent may, in its discretion and without limitation, (i) require the Company, at its own expense, to make available to the Agent any part or all of the Collateral, (ii) collect, foreclose, receive, appropriate, setoff and realize upon any and all of the Collateral, or (iii) sell, transfer, assign, deliver or otherwise dispose of any and all of the Collateral (including, without limitation, entering into contracts with respect thereto).
     7.3 Application of Proceeds. Subject to the provisions of the Intercreditor Agreement, the Agent may apply the cash proceeds of Collateral actually received by the Agent from any collection, sale, foreclosure or other disposition of the Collateral to the payment of the Obligations, in whole or in part and in such order as the Agent may elect.
     8. AGENT
     8.1 Duties. By their execution of Subscription Agreements, the Purchasers have, and Qubit by separate authorization has, authorized the Agent to exercise for the pro rata benefit of the Holders all rights, powers and remedies provided to it under or pursuant to this Agreement, including all rights, powers and remedies upon an Event of Default, subject always to the terms, conditions, limitations and restrictions provided in this Agreement and the Notes. Except with respect to those matters as to which the Agent is expressly required to act under the terms of this Section 8, the Agent may act or refrain from acting with the written consent of the Requisite Holders, which Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Agent; provided, however, that such direction shall not be in conflict with any rule of law or expose the Agent to personal liability, such direction shall not be unduly prejudicial to the rights of any non-consenting Holder, and the Agent may take any action deemed proper by the Agent, in its discretion, which is not inconsistent with such direction or the terms of this Agreement. It is agreed that the duties of the Agent are only such as are herein specifically provided, and the Agent shall have no other duties, implied or otherwise.
     8.2 Expenses; Acts of Others. Anything herein to the contrary notwithstanding, none of the provisions of this Agreement shall be construed to require the Agent to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it shall be satisfied that one or more of the Company, the Holders, and/or the placement agent for the Notes are at the time obligated and in a financial position to pay the Agent’s reasonably anticipated fees for its services and its out-of-pocket expenses (including fees of its counsel) in the performance of such duties or the exercise of any of such rights or powers and to indemnify it against any such risk or liability. In no event shall the Agent be liable (i) for any consequential, punitive or special damages or (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians. The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
     8.3 Care. The Agent shall not be required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, consent, entitlement order, approval or other paper or document. The Agent may execute any of the powers under this Security Agreement or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible or liable for the acts or omissions, including any willful misconduct or gross negligence, on the part of any agent, attorney, custodian or nominee so appointed.
     8.4 Indemnification. The Company agrees to indemnify and hold the Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable counsel fees and expenses that may be imposed on the Agent or incurred by it in connection with its acceptance of its appointment as the Agent hereunder or the performance of its duties hereunder, except as a result of the Agent’s gross negligence or willful misconduct. Such indemnity includes all losses, damages, liabilities and expenses (including reasonable counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Security Agreement or the Subscription Agreements or involving the subject matter hereof or thereof or the transactions contemplated hereby or thereby. The indemnification provisions contained in this Section 8.4 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Security Agreement or the resignation or removal of the Agent.
     8.5 Default Notice. The Agent shall transmit by mail to the Holders, or their successors or permitted assigns, as the names and addresses appear in a register of Holders maintained by the Company, notice of an Event of Default.
     8.6 Resignation of Agent. The Agent may at any time resign by giving written notice thereof to the Company at least 20 business days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor collateral agent by written instrument executed by authority of its board of directors, a copy of which shall be delivered to the resigning Agent and a copy to the successor collateral agent. If an instrument of acceptance by a successor collateral agent shall not have been delivered to the Agent within 20 business days after giving such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor collateral agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor collateral agent. The Agent may be removed at any time by written action by the Requisite Holders delivered to the Agent and to the Company. If the Agent shall be so removed, the Company shall promptly appoint a successor collateral agent in accordance with the procedures in this Section 8.
     9. FEES, INDEMNIFICATION The Company shall pay or reimburse any and all of the Agent’s reasonable and proper expenses incurred by the Agent in the making or the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith. The Agent shall not receive any fee for acting in such capacity. The Company and the Holders each agrees to indemnify and hold the Agent harmless from and against any and all expenses (including counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Agent for anything done or omitted by the Agent in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct.

     10. CONTINUING OBLIGATIONS This Agreement shall remain in full force and effect and continue to be effect should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     11. NOTICE Except as otherwise specifically set forth herein, all notices, instructions, requests, demands or other communications hereunder shall be deemed to have been duly and effectively given only if delivered in writing by hand, three (3) business days after sent by express delivery service or by registered mail, return receipt requested, or one (1) business day after sent by recognized overnight courier, addressed as follows:
If to the Agent or for the Holders:
Hudson Asset Partners, LLC
c/o Klineman Holding Corp.
1114 Avenue of the Americas, 45th Floor
New York, New York 10036
Attention: Kent M. Klineman
If to the Company:
The Immune Response Corporation
5931 Darwin Court
Carlsbad, California 92008
Attention: President,
Any party may, by written notice to the other parties, substitute such other address as it deems advisable. No notice, instruction, request, demand or other communication hereunder shall be deemed to have been received prior to actual receipt by recipient.
     12. GENERAL
     12.1 Effectiveness and Termination. This Agreement creates a continuing security interest and Lien on the Collateral and will remain in full force and effect until the full final payment by the Company in satisfaction of all the Obligations. Upon termination, the Holders’ rights, title and interest in and to the Collateral shall be automatically terminated and released to the Company, this Agreement shall terminate except as to the Agent’s rights in Section 9, and the Company shall be permitted to file UCC termination statements as to the balance of the Collateral.
     12.2 Entire Agreement; Amendments; Counterparts. This Agreement, the Notes and all other Financing Agreements set forth the entire agreement of the parties with respect to subject matter of this Agreement and supersede all previous understandings, written or oral, in respect thereof. In the event of a conflict between the terms of this Agreement and those of any other agreement (other than the Notes), the terms herein shall govern. The terms of this Agreement may be amended, waived or modified only by an instrument in writing duly executed by all the parties hereto. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.
     12.3 Assignment. The Company may not assign, transfer or otherwise dispose of any of its rights or obligations hereunder, by operation of law or otherwise, without the written consent of the Agent, which shall not be unreasonably withheld. The Agent may not assign any of its duties hereunder except to a Successor Agent pursuant to Section 8.6.
     12.4 Binding. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, administrators and successors. No Persons other than the Company, the Agent and the Holders are intended to be benefited in this Agreement or to have rights hereunder as third-party beneficiaries or otherwise.
     12.5 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.
     12.6 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     12.7 Validity. If any provision of this Agreement is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid, illegal or unenforceable and the rights and obligations of the parties hereto shall be construed and enforced only to such extent as may be permitted by applicable law.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

THE IMMUNE RESPONSE CORPORATION

By:

Name:

Title:

AGREED TO:

HUDSON ASSET PARTNERS, LLC, as Agent for the Holders.

By:

Name:
Title: